Exhibit 10.11

Mr. Michael J. Kroll
22 Oak St.
Uxbridge, MA  01569

Dear Mike:

This letter will confirm the April 4, 2007 agreement between Valpey-Fisher Corporation (the “Company”) and you concerning amounts payable to you as severance in the event of a change in control of the Company.

The Company and you agree that effective August 7, 2008 the first paragraph of the Letter Agreement is hereby amended to read in its entirety as follows:

“This letter will confirm the April 4, 2007 agreement between Valpey-Fisher
   Corporation (the “Company”) and you concerning amounts payable to you as severance in the event of a change in control of the Company prior to
   December 31, 2010.”

The Company and you agree that effective August 7, 2008 the second paragraph of the Letter Agreement is hereby amended to read in its entirety as follows:

 “In the event of a change in control of Valpey-Fisher prior to December 31, 2010, you will be paid a 2x annual base salary as severance in the event you are not offered a position of Chief Financial Officer of the new control entity.”

Please indicate your agreement by signing this letter in the space provided below.

Sincerely,

VALPEY-FISHER CORPORATION

By	/s/ Ted Valpey, Jr.
Ted Valpey, Jr.
Chairman

AGREED AND ACCEPTED:

/s/ Michael J. Kroll
Michael J. Kroll